CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and
"Counsel and Independent Registered Public Accounting Firm" and to the use of our
report dated July 10, 2006, which is incorporated by reference, in this Registration
Statement (Form N-1A Nos. 2-40341 and 811-2192) of The Dreyfus Premier Third
Century Fund, Inc.

ERNST & YOUNG LLP

New York, New York
September 22, 2006